EXHIBIT 23(a)

SUTHERLAND
ASBILL &								1275 Pennsylvania Avenue, N.W.
BRENNAN LLP                             Washington, D.C. 20004-2415
Attorneys at Law						Tel: (202) 383-0100
										Fax: (202) 637-3593
										www.sablaw.com

                               December 1, 1999

STEPHEN E. ROTH
DIRECT LINE:  (202) 383-0158
Internet:  sroth@sablaw.com

VIA EDGAR
---------

Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

Ms. Emory and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Amendment No. 4 to the registration statement on Form S-1 (File No. 333-51353) for Golden American Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                             Very truly yours,

                                             SUTHERLAND ASBILL & BRENNAN

                                             By:/s/ Stephen E. Roth
                                                ----------------------------
                                                    Stephen E. Roth